UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2015, CSX Corporation (“CSX”) entered into a new $1 billion five-year senior unsecured revolving credit agreement (the “Credit Agreement”) by and among CSX, as borrower, the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement replaces the Prior Credit Agreement (as defined below).

The Credit Agreement contains customary representations and warranties and events of default. As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective May 21, 2015, CSX terminated its $1 billion senior unsecured revolving credit agreement, dated as of September 30, 2011, among CSX as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended (the “Prior Credit Agreement”). There were no outstanding borrowings under the Prior Credit Agreement at the time of its termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	$1,000,000,000 Five-Year Revolving Credit Agreement, dated as of May 21, 2015, among CSX Corporation, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date:	May 28, 2015	By:	/s/ David A. Boor
			Name:	David A. Boor
			Title:	Vice President - Tax and Treasurer